Exhibit 4.37

EXECUTION VERSION

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

BILATERAL AGREEMENT

dated as of March 13, 2012

by and between

ASIA BROADCAST SATELLITE HOLDINGS LTD.

and

SATÉLITES MEXICANOS, S.A. DE C.V.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

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FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

BILATERAL AGREEMENT

This Bilateral Agreement (this “Agreement”), dated as of March 13, 2012, is entered into between Asia Broadcast Satellite Holdings Ltd., a company incorporated under the laws of Bermuda (“ABS”) and Satélites Mexicanos, S.A. de C.V. (“Satmex”), a sociedad anónima de capital variable organized under the laws of Mexico, (ABS and Satmex, collectively, the “Parties” and each a “Party”).

WHEREAS, Boeing Satellite Systems International, Inc. (the “Contractor”) has offered to sell, and the Parties have agreed to purchase, four Boeing Model 702SP communications satellites (the “Firm Satellites”) and related items and services, and options (each, an “Option”) to purchase up to an additional four Boeing Model 702SP communications satellites (the “Additional Satellites”) and related items and services (the Firm Satellites and the Additional Satellites, are collectively referred to as the “Satellites”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, each Party is entering into its respective Satellite Procurement Agreement (as defined below) with the Contractor for the purchase of the Firm Satellites and any Additional Satellites allocated to it;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Parties, together with the Contractor, are entering into the Master Procurement Agreement (as defined below;

WHEREAS, each Party previously entered into a Launch Services Agreement (as defined below) for the launch of the Satellites; and

WHEREAS, the Parties wish to enter into this Agreement to further define the Parties’ relative rights and responsibilities as between each other with respect to the transactions contemplated by the Master Procurement Agreement, the Satellite Procurement Agreements and the Launch Services Agreements.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1	RULES OF CONSTRUCTION

1.1	Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Master Procurement Agreement or in the Satellite Procurement Agreements, as applicable. Additionally, the following capitalized terms shall have the following meanings:

“ABS” has the meaning set forth in the Recitals.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

“ABS Procurement Agreement” means the commercial satellite delivery contract, dated on or prior to the Effective Date, between ABS and the Contractor for the purchase of Firm Satellites and any Additional Satellites by ABS.

“Additional Satellites” has the meaning set forth in the Recitals.

“Affected Party” has the meaning set forth in Article 7.1.

“Agreement” has the meaning set forth in the Recitals.

“Contractor” has the meaning set forth in the Recitals.

“Election Notice” has the meaning set forth in Article 3.1.

“Firm Satellites” has the meaning set forth in the Recitals.

“Increased Cost” has the meaning set forth in Article 7.1.

“Indemnitees” mean a Party and its officers, employees, agents, advisors subcontractors or Affiliates.

“Launch Agency” means Space Exploration Technologies Corp..

“Launch Services Agreements” means (a) the Launch Services Agreement between Satmex and the Launch Agency for the launch of F1 and F2 dated as of February 3, 2012 (b) the Launch Services Agreement between ABS and the Launch Agency for the launch of F3 and F4 dated as of February 3, 2012, or both, as the context requires.

“Losses” has the meaning set forth in Article 9.1.

“Master Procurement Agreement” means the master procurement agreement, dated as of the date hereof, between ABS, Satmex and the Contractor pursuant to which ABS, Satmex and the Contractor have set forth certain agreements among themselves with respect to the transactions contemplated hereby.

“Option” has the meaning set forth in the Recitals.

“Parties” has the meaning set forth in the Recitals.

“Responsible Party” has the meaning set forth in Article 7.1.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

“Satellite Procurement Agreements” means the ABS Procurement Agreement or the Satmex Procurement Agreement, or both, as the context requires.

“Satellites” has the meaning set forth in the Recitals.

“Satmex” has the meaning set forth in the Recitals.

“Satmex Procurement Agreement” means the commercial satellite delivery contract, dated on or prior to the Effective Date, between Satmex and the Contractor for the purchase of Firm Satellites and any Additional Satellites by Satmex.

1.2	General Rules of Interpretation. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “or” and “any” are not exclusive and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” References to a Party shall include the successors and permitted assigns of such Party. Except as specifically otherwise provided in this Agreement, a reference to an Article is a reference to an Article of this Agreement, and the terms “hereof,” “herein,” and other like terms refer to this Agreement as a whole. Any reference to an agreement in this Agreement shall include any amendment, modification or supplement thereto. The terms and symbol “USD”, “Dollars” and “$” shall mean United States Dollars

1.3	Headings. Article and paragraph headings are for convenience of reference only and shall not be considered in interpreting this Agreement. The recitals of this Agreement are descriptive only and shall not create or affect obligations of the Parties.

1.4	Timing of Obligations. The obligations of the Parties are effective upon the Effective Date (as defined in the Master Procurement Agreement and the satisfaction of the conditions precedent set forth therein) and the due execution and delivery of this Agreement by each Party.

1.5	Financial Ability. Each Party hereby represents and warrants to the other Party as of the date of this Agreement that (a) it has, or will timely have when due and payable, the resources and capabilities (financial and otherwise) to perform its obligations in full under this Agreement, the Master Procurement Agreement and the Launch Services Agreement and to pay in full all amounts payable by it to the other Party, the Contractor or the Launch Agency hereunder or thereunder and in each case to pay any other costs and expenses incurred in connection therewith and (b) it has not incurred any obligation, commitment, restriction or other liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or other liability of any kind, in either case which would impair or adversely affect such resources, funds or capabilities.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

ARTICLE 2	UNALLOCATED FIRM SATELLITE

2.1	As of the date hereof, the Parties have not designated which of them, if either, shall be responsible for the purchase of F4. (***).

2.2	In the event that a Party elects to purchase F4 in accordance with Article 2.1 above (or it is otherwise agreed by the Parties that a Party shall purchase F4), then each Party shall promptly take all necessary steps, including entering into, with the Contractor, such amendments to its Satellite Procurement Agreement, as shall be necessary or reasonably required to release the non-purchasing Party from any further obligations to the Contractor in respect of F4 and for F4 to be incorporated as a “Satellite” for purposes of the purchasing Party’s Satellite Procurement Agreement.

2.3	If a Party has agreed to purchase F4, then such Party shall pay to the other Party an amount equal to the total amount of payments made by the other Party to the Contractor on account of any deposit requirement or Milestone payments for F4 (***). The non-purchasing Party shall provide to the purchasing Party an invoice, together with reasonable detail, of such amounts and within fifteen (15) days after the date of receipt of such invoice, the purchasing Party shall pay to the other Party the amount due in accordance with Article 10.2.

2.4	If neither Party agrees to purchase F4, then each Party shall be responsible for (***):

(a)	(***)

(b)	(***)

provided, that, the aggregate amounts described in the foregoing clauses (a) and (b) shall be reduced on a dollar-for-dollar basis by the amount of any actual reduction in the amount of deposits or Milestone payments returned by the Contractor to the Parties (***).

2.5	Except as expressly set forth in this Article 2 and Article 4, neither Party shall have any obligation or liability to the other Party under Article 7 or otherwise as a result of the non-purchase of F4.

2.6	If the Parties elect to extend the CATP Deadline in accordance with Article 2.4 of the Master Procurement Agreement, then the responsibilities for the resulting non-refundable deposit or any increase in the firm fixed price of F3 and/or F4 as a result thereof shall be as follows: (a) ABS shall be responsible for (***). (b) (i) if the Parties have not designated which of them shall be responsible for F4 in accordance with Article 2.1 hereof, then each Party shall be responsible (***).

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

ARTICLE 3	EXERCISE OF OPTIONS AS TO ADDITIONAL SATELLITES

3.1	Either Party, by written notice (an “Election Notice”) to the other Party, may elect to exercise any Option that has not previously been exercised in accordance with this Article. Notwithstanding the foregoing, (***). In the event that a Party elects to exercise the Options specified in its Election Notice, the Parties hereby agree to provide joint written notice of such election to the Contractor in accordance with the requirements of Article 4.2 of the Master Procurement Agreement.

3.2	The Parties hereby agree that in the event that any Options are exercised in pairs (i.e. the first and second Additional Satellite are each exercised by a different Party, or thereafter, the third and fourth Additional Satellite are each exercised by a different Party), then the terms of this Agreement and the Master Procurement Agreement shall apply to such Additional Satellites, including the provisions of Articles 5, 6, 7 and 9 of this Agreement.

3.3	In the event any Option is not exercised as a pair as contemplated by Article 3.2, then the terms of this Agreement and the Master Procurement Agreement shall not apply to such Additional Satellite and any event or other circumstance relating solely to such Additional Satellites shall be disregarded for purposes of any determination under Articles 5, 6, 7 or 9 of this Agreement.

ARTICLE 4	LAUNCH SERVICES

4.1	4.1 The Parties acknowledge and agree that it is their intention to launch the Satellites in pairs as part of two integrated dual-launch missions (comprised of one launch of F1 and F2 and, if Satmex purchases F4, one launch of F3 and F4) as further set forth herein and in the Launch Services Agreements. In furtherance of the foregoing, each Party hereby appoints the other Party as its agent (and such other Party agrees to act as agent) for the purpose of procuring and administering such Party’s rights in the other Party’s Launch Services Agreement as contemplated by Article 4.5 below. (***).

4.2	With respect to the launch of F1 and F2, each Party hereby agrees that it shall be responsible for (***) of all payments due and payable to the Launch Agency in respect of the Launch Services Price for F1 and F2 and, in the case of amounts for which ABS is responsible, ABS shall pay or reimburse such amounts to Satmex in accordance with Article 4.6 below, unless ABS was invoiced for such amounts by, and paid, the Launch Agency directly.

4.3	With respect to the launch of F3 and F4:

(a) until such time as a Party has agreed to purchase F4 or if no Party agrees to purchase F4, ABS shall be responsible for (***) and Satmex shall be

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

responsible for (***), respectively, of all payments due and payable to the Launch Agency in respect of the Launch Services Price for F3 and F4 and, in the case of amounts for which Satmex is responsible, Satmex shall pay or reimburse such amounts to ABS in accordance with Article 4.6 below unless Satmex was invoiced for such amounts by, and paid, the Launch Agency directly; and

(b) if a Party agrees to purchase F4, it shall pay to the other party an amount equal to (***) of the total payments theretofore made to the Launch Agency on account of the Launch Services Price of F3 and F4 and, if the purchasing Party is Satmex, Satmex shall thereafter be responsible for (***) of all remaining payments (and pay or reimburse such amounts to ABS in accordance with Article 4.6 below) or, if the purchasing Party is ABS, ABS shall thereafter be responsible for (***) payments (and pay or reimburse such amounts to Satmex in accordance with Article 4.6 below), in each case, due and payable to the Launch Agency in respect of the Launch Services Price for F3 and F4.

4.4	In addition to the amounts payable in respect of the Launch Services Price, each Party agrees that it shall be responsible (and pay or reimburse such amounts to the other Party in accordance with Article 4.6) for its share of any additional fees, costs, indemnities or expenses payable under the other Party’s Launch Services Agreement (such responsibility to be borne by each Party in the same proportion as its share of the Launch Services Price unless a different proportion would be equitable under the circumstances as determined by the JPT). Each Party agrees to pay to the other Party, within seven (7) business days of receipt of the same, the other Party’s proportionate share of any fees, costs, indemnities or other amounts paid by the Launch Agency to such Party under its Launch Services Agreement (such amounts to be shared in the same proportions as each Party’s share of the Launch Services Price unless a different proportion would be equitable under the circumstances as determined by the JPT).

4.5	In consideration of the payments made by each Party pursuant to this Article 4 on account of amounts paid to the Launch Agency under the other Party’s Launch Services Agreement, each Party agrees to act as the other Party’s agent in order to confer on the other Party (a) the sole and exclusive right to launch one Satellite under its Launch Services Agreement as a part of an integrated payload comprised of one Satellite of each Party and (b) an undivided interest in all associated rights under such Launch Services Agreement with respect to such launch.

4.6	All payments for which a non-contracting Party is responsible under this Article 4 shall be paid (or reimbursed) to the contracting Party to the applicable Launch Services Agreement, all such payments to be made no later than the due date that the corresponding payment is owed to the Launch Agency in accordance with the applicable Launch Services Agreement (or at such other time or manner as may be agreed by the JPT).

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

4.7	All payments required to be made under this Article 4 shall be made and calculated on the basis of the agreed Launch Services Prices on the date of the execution of the Launch Services Agreements and without regard to any Increased Costs (which shall be separately payable by the Responsible Party to the Affected Party in accordance with Article 7 below).

4.8	The administration of all Launch Services, including any amendment, modification, supplement, waiver, exercise of any discretionary right or termination of any Launch Services Agreement, will be coordinated by the JPT as contemplated by Article 5 below.

4.9	Each Party will cause the Launch Agency to name the other Party and its Related Third Parties involved in Launch Activities (as such terms are defined in the Launch Services Agreement) and its government as additional insureds under the third party launch liability insurance the Launch Agency is obligated to procure under the terms of the Launch Services Agreement.

4.10	Without limiting anything in this Article 4, (***).

4.11	A Party shall notify the other Party on the date it receives an invoice from the Launch Agency in respect of its Launch Services Agreement as shall provide evidence of payment of such invoice on the date on which such invoice was paid. The Parties agree that any payments to the Launch Agency shall be made by wire transfer of immediately available funds.

ARTICLE 5	JOINT PROGRAM TEAM

5.1	In furtherance of Article 6 of the Master Procurement Agreement, the Parties agree that, unless it shall be unreasonable or unduly burdensome to a Party taking into account the then relevant facts and circumstances unique to such Party, the JPT shall have exclusive responsibility, on behalf of each Party, for the following:

(a) exercising all access, approval and information rights related to the common components of the Satellites and deliverable items and services under Article 7 (Pre-Shipment Review (PSR), Article 15 (Access to Work-in-Progress) and the services specified in the Statement of Work for each Satellite Procurement Agreement; provided that each Party shall retain the sole right to exercise any access, approval and information rights related to components or deliverable items and services exclusively associated with such Party’s Satellites or which are likely to involve proprietary information;

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

(b) exercising the consent rights described in Article 6.1 below;

(c) procuring and administering the Launch Services Agreements, including those services specified in the Statement of Work and approving any amendment, modification or waiver, or exercising any discretionary right, under the Launch Services Agreements;

(d) appointing one or more insurance brokers and procuring, administering and settling claims under launch and initial in-orbit insurance; and

(e) any other activity related to the procurement of the Satellites and Launch Services as may be agreed by the JPT.

The Parties agree that any action taken by the JPT with the consent of a designated representative from each of ABS and Satmex shall, in the absence of gross negligence, fraud or willful misconduct, constitute a duly authorized action by the JPT under this Agreement and be binding on the Parties for all purposes hereof.

5.2	Each Party agrees that it shall be responsible for (***) of any fees and expenses of any third-party consultants, professionals, agents or representatives that have been retained and selected jointly by ABS and Satmex (or the JPT on their behalf) in connection with the procurement of the Satellites and Launch Services and the negotiation, execution, delivery, performance and administration of the Satellite Procurement Agreements and the Launch Services Agreements; provided, that any fees and expenses of any consultant, professional, agent or representative that are attributable to services performed exclusively for one Party and not of benefit to the other Party shall be payable by the Party for which such exclusive services were performed.

5.3	(***).

5.4	The Parties hereby agree that the allocation of available hardware for F3 and F4 as specified in Exhibit C of the Master Procurement Agreement shall be determined on a fair and reasonable basis by the JPT.

ARTICLE 6	EXERCISE OF DISCRETIONARY RIGHTS AND INFORMATION SHARING

6.1

Each Party hereby agrees that it shall not initiate or consent to any delay or change order pursuant to its Satellite Procurement Agreement or initiate or consent to any termination, delay, change of launch site or other action under its Launch Services Agreement, in each

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

case, that could reasonably be expected to adversely affect the other Party or result in any delay to the delivery or launch of the other Party’s Satellites unless the JPT shall have consented thereto.

6.2	Without limiting Article 6.1 above, each Party shall use commercially reasonable efforts to minimize, and shall keep each other Party apprised of, any change or delay under Article 24 of its Satellite Procurement Agreement or other event or circumstance that could reasonably be expected to adversely impact the timing, delivery and launch (including any change of launch site) of the Firm Satellites in pairs as contemplated by the Master Procurement Agreement.

6.3	Each Party shall (a) copy the JPT on any notices that relate to the common components, timing, delivery or launch of the Satellites and any other material notices delivered by the first Party under its Satellite Procurement Agreement or Launch Services Agreement and (b) promptly provide to the JPT copies of any notices that relate to the common components, timing, delivery or launch of any Satellites and any other material notices received from the Contractor or Launch Agency under the first Party’s Satellite Procurement Agreement or Launch Services Agreement, as applicable, provided that all such notices may be redacted to remove any proprietary information.

ARTICLE 7	REIMBURSEMENT FOR INCREASED COSTS

7.1	If any of the following events or circumstances are attributable to a Party (the “Responsible Party”):

(a) any change order, the exercise of any discretionary right or privilege, postponement, delay, change of launch site, modification, amendment or other action or inaction is taken or consented to by the Responsible Party under its Satellite Procurement Agreement or its Launch Services Agreement (whether or not permitted under such Satellite Procurement Agreement or such Launch Services Agreement), in each case, other than any such event or circumstance that is solely or substantially attributable to a failure to perform by Boeing or the Launch Agency, as applicable, or to Force Majeure;

(b) any Other Procurement Agreement Termination of the Responsible Party’s Satellite Procurement Agreement;

(c) any termination of its Launch Services Agreement (other than as a result of a default by the Launch Agency or Force Majeure);

(d) any failure to obtain any governmental authorizations or approvals necessary to launch the Responsible Party’s Satellites on or prior to the Satellite Delivery dates specified in Article 3.1 of its Satellite Procurement Agreement; or

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

(e) any other event or circumstance as may be agreed to by the JPT;

and, as a consequence of any of the foregoing, the other Party (the “Affected Party”) incurs any of the following additional costs (each, an “Increased Cost”):

(t) an increase in the purchase price of its Satellites;

(u) any additional cost, charge, expense or penalty is actually paid to the Contractor by the Affected Party under its Satellite Procurement Agreement or under the Master Procurement Agreement (including any additional amounts payable by the Affected Party pursuant to Article 3.2(c) or 3.7 of the Master Procurement Agreement);

(v) any additional cost, charge, expense or penalty is actually paid to the Launch Agency by the Affected Party under its Launch Services Agreement;

(w) in the case of (c) above, the additional cost to the Affected Party of procuring a launch of its affected Satellite on or about its originally anticipated launch date (such additional cost to be calculated as (i) the amount of any cost or charge that is in excess of the originally anticipated cost to the Affected Party of the shared launch, plus (ii) an amount equal to the total payments made by the Affected Party to the Responsible Party or to the Launch Agency in respect of such terminated Launch Services Agreement pursuant to Articles 4.2, 4.3 and 4.4 hereof for which the Affected Party has not been otherwise reimbursed);

(x) any additional cost, charge or expense of Ground Storage and, if required, costs of any additional corresponding testing;

(y) any increase in insurance premiums (measured based on the difference between the actual premiums paid and the Affected Party’s anticipated share of the most recent insurance premiums quoted to the JPT on the basis of a paired launch of Satellites on the Satellite Delivery dates specified in Article 3.1 of the Satellite Procurement Agreements); or

(z) any other loss, cost or expense designated as an Increased Cost by the JPT;

then, following the actual payment of such Increased Costs by the Affected Party, the Responsible Party shall pay to the Affected Party an amount equal to such Increased Costs.

7.2	All amounts due under this Article from a Responsible Party to an Affected Party shall be payable by the Responsible Party no later than fifteen (15) days after receipt by the Responsible Party of an invoice setting forth in reasonable detail a calculation of the amounts due and, in the case of any Increased Cost, accompanied by a receipt or other evidence of payment of the same by the Affected Party.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

7.3	Except in the case of a payment disputed pursuant to Article 7.4 below, in the event that any payment due under this Article is not made when due, without prejudice to the other rights and remedies of the Party entitled to such payment, such Party shall also be entitled to interest at (***), compounded annually, on the unpaid balance thereof starting on the due date thereof until such time as payment is made.

7.4	In the event any Party disputes its liability to pay any amount invoiced by the other Party under this Article, the disputing Party shall so notify the other Party in writing within seven (7) business days of receipt of such invoice. Such notification shall state in reasonable detail the basis for such dispute, whereupon the Parties agree to negotiate in good faith to settle such dispute. In the event that the Parties are unable to resolve any disputed amounts within thirty (30) days from the time the disputing Party’s notification is received by the other Party pursuant to this Article 7.4, the disagreement shall be resolved by arbitration in accordance with Article 10.7.

7.5	Invoices required to be delivered by a Party hereunder for any reimbursement shall be emailed or faxed to the Responsible Party and an original plus one (1) copy shall be sent by courier to the Responsible Party at the following address:

For Satmex:	For ABS:
Satélites Mexicanos, S.A. de C.V. (***) (***) A copy of the invoice shall be sent to: (***)	Asia Broadcast Satellite Holdings Ltd. (***) (***) Asia Broadcast Satellite (HK) Limited (***)
The invoice shall contain the following mailing address: Satélites Mexicanos, S.A. de C.V (***)	Asia Broadcast Satellite Holdings Ltd. (***)

The electronic bank data for wire transfers is the following:

For Satmex:	For ABS:
(***)	(***)

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

ARTICLE 8	CONFIDENTIALITY

8.1	Each Party agrees that any confidential information of the other Party shall be subject to the terms of the Nondisclosure Agreement dated as of December 12, 2011 between ABS and Satmex. Notwithstanding clause TENTH of such Nondisclosure Agreement, the obligations of the Parties thereunder with respect to the confidential information of the other Party shall continue in full force and effect until the final Satellite covered by this Agreement has been delivered and launched.

ARTICLE 9	GENERAL INDEMNITY; LIMITATION OF LIABILITY

9.1	Each Party (the first Party) shall indemnify, defend and hold harmless the other Party and its Indemnitees from and against all liability, damages, losses, claims, demands and actions by the first Party’s Indemnitee or any third parties, including judgments and costs, and legal fees (collectively, “Losses”), arising from (i) damage to any property and for injury to or death of any person, including employees or agents of the other Party and any third parties, resulting from the first Party’s Satellites; (ii) any claims made by the first Party’s agents (other than those retained jointly by the JPT) or customers arising from or related to the Master Procurement Agreement or this Agreement; (iii) to the extent permitted by law, any fines, penalties and forfeitures arising out of or relating to any proceeding against or involving the other Party or its Indemnitees arising out of any alleged violation of any law by the first Party, its Affiliates, agents or customers; (iv) any fraud and/or willful misconduct or gross negligence of the first Party or its Indemnitees; or (v) any breach of the Master Procurement Agreement or this Agreement by the first Party; provided, that no Party shall be liable for any such Losses to the extent they arise from the fraud, willful misconduct or gross negligence of the other Party or its Indemnitees or breach by the other Party of the Master Procurement Agreement or this Agreement.

9.2	Each of the Parties shall be liable to the other for any direct damages arising out of or relating to its performance or failure to perform under this Agreement, the Master Procurement Agreement, the Launch Services Agreements and the Satellite Procurement Agreements up to an amount not to exceed (***) (provided that the foregoing shall not limit any amounts payable pursuant to Articles 4, 7 or 9.3). Except as expressly set forth in Articles 4, 7 and 9.3 hereof, in no event shall either Party be liable to the other for any claims of such other Party’s customers, loss of such other Party’s orbital slot, loss of profit, loss of business, special, indirect, consequential or punitive damages in respect of any claim (whether in contract, tort or otherwise) related to the obligations contained herein, in the Master Procurement Agreement, the Satellite Procurement Agreements or the Launch Services Agreements.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

9.3	THE LIMITATIONS SET FORTH IN ARTICLE 9.2 SHALL NOT APPLY IN THE EVENT OF A PARTY’S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT IN WHICH CASE SUCH PARTY MAY BE LIABLE AND RESPONSIBLE FOR AMOUNTS REPRESENTING LOST PROFITS, LOSS OF BUSINESS AND THE OTHER DAMAGES DESCRIBED IN ARTICLE 9.4 IN ACCORDANCE WITH APPLICABLE LAWS UP TO AN AMOUNT NOT TO EXCEED (***). THE OTHER REMEDIES AND LIMITATIONS CONTAINED IN THIS AGREEMENT SHALL BE WITHOUT PREJUDICE TO THE DAMAGES LISTED IN THE PRECEDING SENTENCE, SUBJECT TO THE CUMULATIVE MAXIMUM AS STATED THEREIN, FOR WHICH A PARTY MAY BE LIABLE IN THE EVENT OF SUCH PARTY’S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT.

9.4	Notwithstanding any other provision herein, each Party hereby acknowledges and agrees that neither Party shall have any direct or indirect liability to the other Party for any termination of its most favored customer status under Article 9 of the Master Procurement Agreement, regardless of the reason for such termination.

ARTICLE 10	MISCELLANEOUS

10.1	Notices. Except as otherwise provided for herein, each contractual or legal notice or correspondence required or permitted to be given or made hereunder shall be in writing (except where oral notice is specifically authorized) to the respective addresses, electronic transmission, facsimile and telephone numbers and to the attention of the individuals set forth in Article 7.5 hereof, and any such notice or correspondence shall be deemed given on the earlier to occur of (i) actual receipt, irrespective of whether sent by post, electronic transmission, facsimile transmission, overnight courier or other method and (ii) seven (7) days after mailing by registered or certified mail, return receipt requested, postage prepaid.

10.2	Payments and Taxes. All amounts payable hereunder shall be payable in immediately available funds to the Party entitled thereto as set forth above in U.S. dollars free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes). The Parties agree that any amounts invoiced by either Party shall be exclusive of taxes, and, therefore, the payor Party shall pay the amounts set forth in such invoice, without any withholdings or deductions of the type specified in the preceding sentence. Each Party shall be responsible for paying all income, value added and similar taxes and duties imposed on any amounts received by it under this Agreement as required by any taxing authority in each jurisdiction in which it resides or does business.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

10.3	Successors and Assigns. This Agreement may not be assigned, either in whole or in part, by either Party without the express written approval of the other Party, not to be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign or transfer this Agreement or all its rights, duties, or obligations hereunder (i) to an Affiliate, provided that such Affiliate has sufficient financial resources to fulfill the assigning Party’s obligations under this Agreement and provided further that the assigning Party shall remain secondarily liable for the fulfillment of the obligations of such Affiliate under this Agreement following such transfer; and (ii) in connection with obtaining financing and pursuant to any related financing agreement, to enable such Party to perform its obligations under its Satellite Procurement Agreement; and (iii) to any person in connection with the sale, transfer, merger, assignment or other reorganization affecting such Party or all (or substantially all) of such Party’s capital stock, whether by way of merger, consolidation, or otherwise; or (iv) to any person to whom it had assigned its Satellite Procurement Agreement, in all of the above instances provided that such assigning Party reasonably demonstrates to the other Party that the proposed assignee, transferee or successor possesses no less than the equivalent creditworthiness of the assigning Party as of the Effective Date, but at a minimum the financial resources to fulfill the assigning Party’s obligations under this Agreement; in all of the above instances provided the assignee, transferee or successor to the assigning Party, as applicable, has expressly assumed all the obligations of the assigning Party and all terms and conditions applicable to the assigning Party under this Agreement.

10.4	Amendments and Waivers. The provisions of this Agreement, including the provision of this sentence, may not be amended, modified or supplemented unless approved in writing by each of the Parties. No waiver of any right or remedy or of compliance with any provisions hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing executed by the Party sought to be charged with such waiver or consent. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies that any Party would otherwise have at law, in equity, by statute or otherwise.

10.5	Governing Law. This Agreement shall be interpreted, construed and governed, and the rights of the Parties shall be determined, in all respects, according to the laws of the State of New York.

10.6	Precedence. In the event of any conflict between the terms of this Agreement and the Master Procurement Agreement, the terms of this Agreement shall prevail.

10.7	Arbitration. The provisions of Article 10.10 of the Master Procurement Agreement shall apply, mutatis mutandis, to this Agreement, as if more fully set out herein.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

10.8	Further Assurances. Each Party agrees to cooperate in good faith and take such additional action as may be necessary or reasonably required to fully implement and give effect to the intent of the agreements contained herein and in the Master Procurement Agreement. Without limiting the generality of the foregoing, each Party agrees to discuss in good faith with the other Party any amendments or supplements to this Agreement to address any additional intercompany matters related to the transactions contemplated hereby as may be reasonably requested by either Party within thirty (30) days after the date of this Agreement.

10.9	Lender Requirements. Each Party shall provide to any of the other Party’s lenders or financing entities any information that such financing entity reasonably requires and shall reasonably cooperate with such financing entity and the other Party to implement any financing of the other Party’s Satellites or rights in the Launch Services Agreements. Each Party agrees to negotiate in good faith and issue such documents as may be reasonably required by any financing entity of the other Party to implement such financing, including a collateral assignment of this Agreement, the other Party’s rights in the Master Procurement Agreement or its rights under Article 4.6. Each Party shall consult in good faith with the other Party before granting its lenders or financing entities any security interest in its Launch Services Agreement so as to maintain for the benefit of the other Party the rights of the other Party under Article 4.6 in such Launch Services Agreement.

10.10	Assignment of Satellite Procurement Agreement. Each Party agrees that prior to exercising any termination right as to any Satellites under its Satellite Procurement Agreement or upon receipt of any notice by the Contractor that it intends to terminate its Satellite Procurement Agreement as to any Satellites as a consequence of a default by such Party, then if requested by the other Party, such Party will use commercially reasonable efforts to assign and transfer its rights to such Satellites to the requesting Party upon payment by the requesting Party of an amount equal to all amounts theretofore paid by the assigning Party to the Contractor, less the amount of any Increased Costs owed to or paid by or on behalf of the requesting Party to the assigning Party, in respect of such Satellites (or, if greater, such other amount as may be required by the terms of any credit agreement, indenture or other financing agreements to which the assigning Party is then subject). Any such assignment under this Article 10.10 shall be subject and subordinate in all respects to the terms of any financing in respect of such Satellites and to any other credit agreement, indenture or other financing agreements to the extent the terms thereof would condition, restrict or prohibit such assignment.

10.11	Relationship. It is expressly understood that the Parties intend this Agreement to establish the relationship of independent contractors only, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership or any other relationship, other than that of independent contractors, between or among them or their respective successors in interests.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

10.12	Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the Parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

10.13	Anti-Corruption Certification. Each Party further certifies that its entry into, and performance of its obligations under, this Agreement are in compliance with the applicable provisions of the U.S. Foreign Corrupt Practices Act, 15 U.S.C. §§78DD-1 et seq., and all applicable anti-corruption or anti-bribery laws, statutes or regulations.

10.14	Entire Agreement. This Agreement, together with the Master Procurement Agreement, represent the entire understanding and agreement between the Parties hereto with respect to the subject matter of and the transactions contemplated hereby and thereby and supersede all prior negotiations between the Parties with respect to the transactions contemplated hereby and thereby.

10.15	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature(s) on each counterpart were upon the same instrument.

[The Remainder Of This Page Is Intentionally Left Blank]

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT.

IN WITNESS WHEREOF, the Parties have executed and delivered this Bilateral Agreement as of the date first written above.

ASIA BROADCAST SATELLITE HOLDINGS LTD.

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

SATÉLITES MEXICANOS, S.A. DE C.V.

By:	/s/ Patricio Northland
Name:	Patricio Northland
Title:	CEO